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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 4, 2000 on Formus Communications, Inc.'s financial statements included in or made a part of this registration statement.

                                            ARTHUR ANDERSEN LLP

Denver, Colorado
May 5, 2000